SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

January 3, 2003
(Date of earliest event reported)

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission file number)	75-2142963 (I.R.S. employer identification no.)

1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 License Agreement with Addendum No. 1
EX-10.2 Cash Services Agreement
EX-10.3 Loan and Servicing Agreement

Item 5. Other Events

The Registrant (“ACE”) has a License Agreement with H&R Block Tax Services, Inc. that permits ACE to place its self-service check-cashing machines (“SSMs”) in certain H&R Block retail offices during the tax season of each year. The SSMs will be available to cash only tax refund anticipation checks and tax refund anticipation loan checks of H&R Block’s customers. This agreement extends for several years and will renew for successive one-year terms thereafter, unless either ACE or H&R Block elects not to renew. This agreement is subject to termination by either party, before the expiration of the term, upon the other party’s uncured breach or upon other specified events. Under this agreement, ACE has agreed to pay H&R Block fees that vary according to the value of checks cashed in the SSMs in H&R Block’s offices.

ACE has recently completed two arrangements to obtain up to $290 million in cash or currency for the SSMs placed in the H&R Block retail offices during the 2003 tax season. One of the arrangements, which was completed on January 3, 2003, is with Texas Capital Bank, National Association, a national bank that is a subsidiary of Texas Capital Bancshares, Inc. The other arrangement, which was completed on January 7, 2003, is with DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, a large German bank, as arranger and liquidity agent, and Autobahn Funding Company LLC, as lender. ACE’s arrangement with Texas Capital Bank is substantially similar to one entered into by the parties for the 2002 tax season and extends only for the 2003 tax season. ACE’s arrangement with DZ Bank is a new relationship between the parties and extends not only for the 2003 tax season, but also for the four successive annual tax seasons, through 2007.

Under the Cash Services Agreement with Texas Capital Bank, ACE will have available up to $100 million in cash or currency for certain of its SSMs in H&R Block retail offices. For the use of Texas Capital Bank’s cash, as well as corresponding transportation and custodial services provided by the bank, ACE agreed to pay fees to the bank that vary depending on the volume of checks cashed in the SSMs and ACE’s use of corresponding services. The cash in the SSMs, as well as the cashed checks deposited in the SSMs in exchange for that cash, are assets of Texas Capital Bank, not of ACE. Under the Cash Services Agreement, the availability to ACE of the cash or currency will be subject to any need of the bank for that property for its own business or purposes. ACE agreed to maintain, during the term of this agreement (i.e., the 2003 tax season), a deposit account at Texas Capital Bank of at least $1 million, pledged as assurance of ACE’s performance of its obligations under the Cash Services Agreement. ACE will be entitled to all of the check-cashing fees earned from the SSMs subject to this arrangement upon the expiration of this agreement, after the payment to the bank of all amounts to which it is entitled. This agreement expires on March 31, 2003, but may be terminated by either party earlier upon the other party’s uncured material breach or upon other specified events, including the bank’s convenience.

Under the Loan and Servicing Agreement with DZ Bank and Autobahn Funding, ACE will have available a revolving line-of-credit of up to $190 million for cash or currency for the majority of its SSMs located in the H&R Block retail offices during the 2003 tax season. This arrangement is a secured commercial-paper-funding transaction with a special-purpose entity. DZ Bank arranged the revolving credit facility for, and Autobahn Funding is lending to, Ace Funding LLC, a Delaware limited liability company that is a newly formed wholly owned subsidiary of ACE (“Ace Funding”), not for or to ACE. Ace Funding owns the cash or currency used in, and provides corresponding transportation and custodial services to, only the SSMs subject to this arrangement, and conducts no other business. The cash in the SSMs subject to this arrangement, as well as the cashed checks deposited in such SSMs in exchange for that cash, are the assets of Ace Funding, not of ACE. Ace Funding granted the lender a first priority lien in all of its assets as collateral for the loan facility. ACE has capitalized Ace Funding with $1 million and has agreed to provide revolving subordinated loans to Ace Funding in an amount up to $1.9 million. ACE has no liability to repay the obligations of Ace Funding, has not guaranteed the obligations of Ace Funding to the lender, and has no interest in any of the assets of Ace Funding. Under the Loan and Servicing Agreement, ACE agreed to operate the SSMs subject to this arrangement as a licensed check-casher and agreed to various conditions and limitations, required by the lender, regarding the business and affairs of Ace Funding. In general, those conditions and limitations are intended to protect Ace Funding’s assets (the lender’s collateral) from creditors of ACE, and include requirements that Ace Funding’s business activities be limited to those activities for the SSMs subject to this arrangement, that Ace Funding function independently of ACE, and that Ace Funding’s assets be kept separate from ACE’s assets. In addition, Ace Funding is subject to various restrictive covenants stated in the Loan and Servicing Agreement that are typical of those found in credit agreements, including restrictions on Ace Funding’s sale of assets, merger or consolidation, and incurrence of other indebtedness.

Under the Loan and Servicing Agreement, Ace Funding may borrow under the revolving credit facility from time to time during the tax season of each year and interest accrues on the borrowed funds at an annual rate equal to the weighted average of the per annum rates paid by Autobahn Funding in respect of its commercial paper or, if Autobahn Funding obtains funds to lend by means other than its issuance of commercial paper, at a rate determined by reference to the rate of interest DZ Bank pays on U.S. dollar deposits of a similar length of time as the loan. Ace Funding is required to make payments of interest on a monthly basis and of principal and interest at the end of each tax season. Ace Funding may prepay amounts at any time and Ace Funding is required to pay all amounts outstanding at the end of each tax season. Ace Funding is responsible for repayment of all of the indebtedness to the lender, all fees and administrative costs of the lender’s agents in connection with this arrangement, and the fees and expenses of third-party providers of currency transportation and custodial services. ACE will be entitled to receive all check-cashing fees from the SSMs subject to this arrangement (net of amounts paid to Ace Funding for providing the cash to the SSMs) at the end of the tax season.

For financial reporting purposes, Ace Funding will be a consolidated subsidiary of ACE, and all borrowings by Ace Funding under this arrangement, all amounts paid by Ace Funding under this arrangement, and all check-cashing fees received by ACE from the SSMs subject to this arrangement will be reflected in the consolidated financial statements of ACE.

Forward-looking Statements

The statements made above in this Report contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the

Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “should,” “would,” and terms with similar meanings.

Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are based on the assumptions of ACE’s management and are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties, and other factors, could cause the actual results to differ materially from those projected in the forward-looking statements. Those risks, uncertainties, and factors include, but are not limited to:

•	the matters described in ACE’s Annual Report on Form 10-K for its fiscal year ended June 30, 2002, and its other public filings;

•	ACE’s relationships with Travelers Express Company, Inc. and its affiliates and with ACE’s bank lenders;

•	federal and state governmental regulation of check-cashing, short-term consumer lending, and related financial services businesses;

•	the results of litigation regarding short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement the ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check-cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer products and services offered by ACE;

•	the terms and performance of third-party products and services offered at ACE locations; and

•	customer demand and response to products and services offered at ACE locations.

ACE does not assume, but expressly disclaims, any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K:

10.1	License Agreement dated November 22, 2000, with Addendum No. 1 thereto dated as of May 31, 2001, by and between H&R Block Tax Services, Inc. and ACE.

10.2	Cash Services Agreement dated as of December 17, 2002, by and between ACE and Texas Capital Bank, National Association, together with the material Exhibits and Annexes thereto.

10.3	Loan and Servicing Agreement dated as of December 18, 2002, among Ace Funding LLC, ACE, Autobahn Funding Company LLC, DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, and U.S. Bank National Association, together with the material Schedules, Exhibits and Annexes thereto.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.

Dated: January 20, 2003	By:	/s/ JOE W. CONNER Joe W. Conner Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	License Agreement dated November 22, 2000, with Addendum No. 1 thereto dated as of May 31, 2001, by and between H&R Block Tax Services, Inc. and the Registrant.

10.2	Cash Services Agreement dated as of December 17, 2002, by and between the Registrant and Texas Capital Bank, National Association, together with the material Exhibits and Annexes thereto.

10.3	Loan and Servicing Agreement dated as of December 18, 2002, among Ace Funding LLC, the Registrant, Autobahn Funding Company LLC, DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, and U.S. Bank National Association, together with the material Schedules, Exhibits and Annexes thereto.

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